UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2013
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 16, 2013, the Board of Directors of Post Holdings, Inc. (the “Company”) approved and the Company entered into the first amendment (the “Amendment”) to the Company’s Shareholder Protection Rights Agreement, dated as of February 2, 2012 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., Rights Agent.

The Amendment accelerated the expiration date of the rights issued pursuant to the Rights Agreement (the “Rights”) from February 2, 2022 to January 16, 2013.  Accordingly, as of 5:00 p.m. Eastern time on January 16, 2013, the Rights expired and were no longer outstanding and the Rights Agreement terminated as of that time.

The foregoing description of the Amendment is qualified in its entirety by reference to the copy of the Amendment attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
4.1	Amendment to Shareholder Protection Rights Agreement, dated as of January 16, 2013, between the Company and Computershare Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 17, 2013	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment to Shareholder Protection Rights Agreement, dated as of January 16, 2013, between the Company and Computershare Trust Company, N.A.

4